As filed with the Securities and Exchange Commission on June 28, 2012

Registration No. 333-111293

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOJACK CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2664794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

LoJack Corporation 2003 Stock Incentive Plan

(Full title of the plan)

Donald R. Peck

Executive Vice President and

Chief Financial Officer

LoJack Corporation

40 Pequot Way

Canton, Massachusetts 02021

(Name and address of agent for service)

(781) 302-4200

(Telephone number, including area code, of agent for service)

Copy to:

Lisa R. Haddad, Esq.

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

LoJack Corporation (the “Registrant”) is filing this post-effective amendment to deregister certain of the securities originally registered pursuant to the registration statement on Form S-8 (File No. 333-111293), filed with the Securities and Exchange Commission on December 18, 2003 (the “Registration Statement”) with respect to shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), thereby registered for issuance under the Registrant’s 2003 Stock Incentive Plan (the “2003 Plan”). An aggregate of 1,000,000 shares of Common Stock were registered for issuance under the 2003 Plan pursuant to the Registration Statement.

On May 20, 2008, the Registrant’s shareholders approved the Registrant’s 2008 Stock Incentive Plan (the “2008 Plan”). Following the approval of the 2008 Plan, no future awards were to be made under the 2003 Plan. The maximum number of shares available for grant under the 2008 Plan includes 90,000 shares of Common Stock that were available for issuance under the 2003 Plan (the “Carried Forward Shares”). The Carried Forward Shares are hereby deregistered. Contemporaneously with the filing of this post-effective amendment no. 1 to the Registration Statement, the Registrant is filing a registration statement on Form S-8 to register the Carried Forward Shares for issuance pursuant to the 2008 Plan. The Registration Statement otherwise remains in effect to cover potential issuances of shares of Common Stock pursuant to the terms of outstanding awards under the 2003 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Canton, Commonwealth of Massachusetts, on this 28th day of June, 2012.

LOJACK CORPORATION

By:	/s/ Randy L. Ortiz
Randy L. Ortiz
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randy L. Ortiz Randy L. Ortiz	President, Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2012

/s/ Donald R. Peck Donald R. Peck	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 28, 2012

/s/ Casey Delaney Casey Delaney	Vice President and Controller (Principal Accounting Officer)	June 28, 2012

/s/ Rory J. Cowan Rory J. Cowan	Chairman of the Board of Directors	June 28, 2012

/s/ Gary E. Dilts Gary E. Dilts	Director	June 28, 2012

/s/ Marcia J. Hooper Marcia J. Hooper	Director	June 28, 2012

Signature	Title	Date

/s/ John H. MacKinnon John H. MacKinnon	Director	June 28, 2012

/s/ Robert J. Murray Robert J. Murray	Director	June 28, 2012

/s/ Robert L. Rewey Robert L. Rewey	Director	June 28, 2012

/s/ Richard T. Riley Richard T. Riley	Director	June 28, 2012